                  SCHEDULE FOR COMPUTATION OF PERFORMANCE DATA

This exhibit reflects the calculation of certain performance figures that appear under "Calculation of Yields and Total Returns" in Part B - Statement of Additional Information of Form N-4 for Modern Woodmen of America Variable Annuity Account.

                             MONEY MARKET SUBACCOUNT
                             -----------------------

7-DAY CURRENT YIELD
-------------------
                                                   365/7
     Current Yield         =        ((NCS-ES) / UV)

     Where NCS             =        the net change in the value of the Portfolio
                                    (exclusive of realized gains or losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Subaccount unit

         ES                =        M&E + ADMIN

     Where ES              =        per unit expenses of the Subaccount for the
                                    7-day period

         M&E               =        per unit Mortality & Expense Risk Charges
                                    deducted for the 7-day period

         ADMIN             =        per unit Administrative Charges deducted for
                                    the 7-day period
                           =        (30 / AAV / 365) x AUV x 7

     Where AAV             =        Average Accumulated Value of contracts on
                                    the last day of the 7-day period
                           =        $10,000

         AUV               =        the sum of the unit values on the first and
                                    last days of the 7-day period divided by 2
                           =        (10.0000 + 10.0056) / 2 = 10.0028

         UV                =        the unit value on the first day of the 7-day
                                    period
                           =        10.0000

     example:

     DATE                  NCS                       M&E                        ADMIN
     ----                  ---                       ---                        -----
     Dec 28                0.00318210                0.00153440                 0.00032884
     Dec 29                0.00080256                0.00038372                 0.00008221
     Dec 30                0.00078872                0.00038375                 0.00008221
     Dec 31                0.00078528                0.00038378                 0.00008221
                           ----------                ----------                 ----------

     DATE                  NCS                       M&E                        ADMIN
     ----                  ---                       ---                        -----
                           0.00555866                0.00268565                 0.00057547

(((0.00555866 - 0.00268565 - 0.00057547) 10.0000)) / 7 x 365 = 1.20% = 7-day
current yield at December 31, 2001

7-DAY EFFECTIVE YIELD

                                                         365/7
     Effective Yield       =        (1 + ((NCS - ES)/UV))      - 1

     Where NCS             =        NCS as calculated for the Current Yield

         ES                =        ES as calculated for the Current Yield

         UV                =        UV as calculated for the Current Yield

                                    365/7
example: ((0.00229754 / 10.0000) + 1      - 1 = 1.21% = 7-day effective yield at
December 31, 2001

                                OTHER SUBBACOUNTS
                                -----------------

30-DAY YIELD

                                                                   6
     Yield                 =        2 x ((((NI - ES)/(U - UV)) + 1)  - 1)

     Where NI              =        net income of the Portfolio for the 30-day
                                    period attributable to the Subaccount's
                                    units

         ES                =        M&E + ADMIN

     Where ES              =        per unit expenses of the Subaccount for the
                                    30-day period

         M&E               =        per unit Mortality & Expense Risk charges
                                    deducted for the 30-day period

         ADMIN             =        per unit Administrative Charges deducted for
                                    the 30-day period
                           =        (30 / AAV / 365) x (U x AUV) x 30

     Where AAV             =        Average Accumulated Value of contracts on
                                    the last day of the 30-day period
                           =        $10,000

         U                 =        the average number of units outstanding,
                                    which equals the number of units on the
                                    first day of the 30-day period plus the
                                    number of units on the last day of the
                                    30-day period, the sum of which is divided by 2

         AUV               =        the sum of the unit values on the first and
                                    last days of the 30-day period divided by 2

         UV                =        the unit value at the close (highest) of the
                                    last day in the 30-day period

example:

     Yield for the 30-day period ended December 31, 2001

                           NI          ES                U                 UV               YIELD
                           --          --                -                 --               -----
     Value Growth          7,277.74    3,631.73          99,351            26.6546          1.66%
     Blue Chip             5,119.11    1,443.53          53,407            19.7815          4.21%
     Mid Cap               2,762.34    1,001.60          46,981            15.5677          2.91%

TOTAL RETURN
------------

     Total Return          =        (ERV / P) - 1

     Where ERV             =        the value, at the end of the applicable
                                    period, of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested

         P                 =        a hypothetical initial investment of $1,000

         ERV               =        (1,000 x ((EUV - BUV) / BUV)) + 1,000
                                    - ADMIN - (SC x 1,000)

     Where EUV             =        the unit value at the end of the period

         BUV               =        the unit value at the beginning of the
                                    period

         SC                =        the surrender charge

         ADMIN             =        the Administrative Charges attributable to
                                    the hypothetical account for the period
                           =        (30 / AAV / 365) x # of days in the period x
                                    (1,000 + ($1,000 x ((EUV - BUV / BUV) / 2)))

     Where AAV             =        Average Accumulated Value of contracts on
                                    the last day of the period
                           =        $10,000

AVERAGE ANNUAL TOTAL RETURN
---------------------------

                                             1/n
     Total Return          =        (ERV / P)    - 1

     Where ERV             =        the value, at the end of the applicable
                                    period, of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested

         P                 =        a hypothetical initial investment of $1,000

         n                 =        number of years

         ERV               =        (1,000 x ((EUV - BUV) / BUV)) + 1,000 -
                                    ADMIN - (SC x 1,000)

     Where EUV             =        the unit value at the end of the period

         BUV               =        the unit value at the beginning of the
                                    period

         SC                =        the surrender charge

         ADMIN             =        the Administrative Charges attributable to
                                    the hypothetical account for the period
                           =        (30 / AAV / 365) x # of days in the period
                                    x (1,000 + ($1,000 x ((EUV - BUV /
                                    BUV) / 2)))

     Where AAV             =        Average Accumulated Value of contracts on
                                    the last day of the period

                           =        $10,000

example (assuming a 5% surrender charge in year 1, declining to 1% in year 5):

        Yield for the 1-year period ended December 31, 2001 (1/1/01 to 12/31/01)

         ADMIN             =        1 x (30/10,000) x (1,000 + (1,000 x
                                    ((26.6546 - 25.8068) / 25.8068 / 2)))
                           =        (0.003) x (1,016.43)
                           =        3.05

         ERV               =        1,000 + (1,000 x ((26.6546 - 25.8068) /
                                    25.8068)) - 3.05 - (0.05 x 1,000)
                           =        979.81

     Total Return          =        (979.81 / 1,000) - 1
                           =        -2.02%

     Average Annual Total Return =  -2.02%

        Yield for the 5-year period ended December 31, 2001 (1/1/97 to 12/31/01)

         ADMIN             =        5 x (30/10,000) x (1,000 + (1,000 x
                                    ((26.6546 - 14.5519) / 14.5519 / 2)))
                           =        (0.015) x (1,415.85)
                           =        21.24

         ERV               =        1,000 + (1,000 x ((26.6546 - 14.5519) /
                                    14.5519)) - 21.24 - (0.01 x 1,000)
                           =        1800.45

     Total Return          =        (1800.45 / 1,000) - 1
                           =        80.05%

    Average Annual Total Return =  12.48%

        Yield since inception (2/24/93 to 12/31/01)

         ADMIN             =        8.85 x (30/10,000) x (1,000 + (1,000 x
                                    ((26.6546 - 10.0000) / 10.0000 / 2)))
                           =        (0.02655) x (1,832.73)
                           =        48.66

         ERV               =        1,000 + (1,000 x ((26.6546 - 10.0000) /
                                    10.0000)) - 48.66 - (0.00 x 1,000)
                           =        2616.80

     Total Return          =        (2616.80 / 1,000) - 1
                           =        161.68%

     Average Annual Total Return =  11.48%